Exhibit 99.1

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

65 East 55th Street

18th Floor

New York, NY 10022

EXTRAORDINARY GENERAL MEETING

[date]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Extraordinary General Meeting and Joint Proxy Statement/Prospectus in connection with the extraordinary general meeting of Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“AHPAC”), will be held on [•] at [•] Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153, and hereby appoints Benjamin Silbert and John Cafasso and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Avista Healthcare Public Acquisition Corp. (or its successor) registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Card.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2 (THE DOMESTICATION PROPOSAL), PROPOSALS 3 THROUGH 10 (THE CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 11 (THE CAYMAN CHARTER AMENDMENT PROPOSAL, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 12 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 13 (THE MANAGEMENT INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL 14 (THE NASDAQ PROPOSAL) AND “FOR” PROPOSAL 15 (THE ADJOURNMENT PROPOSAL) BELOW.

THE AVISTA HEALTHCARE PUBLIC ACQUISITION CORP. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2 (THE DOMESTICATION PROPOSAL), PROPOSALS 3 THROUGH 10 (THE CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 11 (THE CAYMAN CHARTER AMENDMENT PROPOSAL, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 12 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 13 (THE MANAGEMENT INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL 14 (THE NASDAQ PROPOSAL) AND “FOR” PROPOSAL 15 (THE ADJOURNMENT PROPOSAL) BELOW.

Each of the Business Combination Proposal, the Domestication Proposal, the Charter Proposals, the Management Incentive Plan Proposal and the NASDAQ Proposal are cross-conditioned on the approval of each other. Each other proposal is conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Charter Proposals and the NASDAQ Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this joint proxy statement/prospectus.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

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PROXY

1.     Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated August 17, 2018 (as it may be amended from time to time, the “Merger Agreement”), by and among Avista Healthcare Public Acquisition Corp. (“AHPAC”), Avista Healthcare Merger Sub, Inc., AHPAC’s direct wholly-owned subsidiary (“Merger Sub”), and Organogenesis Inc., a Delaware corporation (“Organogenesis”) and the transactions contemplated thereby, including an integrated transaction consisting of the merger of AHPAC Merger Sub with and into Organogenesis, with Organogenesis surviving the merger (the “merger”).

FOR                                       AGAINST                                             ABSTAIN

2.     Proposal No. 2 — The Domestication Proposal — To consider and vote upon a proposal to approve by special resolution, assuming the Business Combination Proposal is approved and adopted, the change of AHPAC’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware.

FOR                                       AGAINST                                             ABSTAIN

The Charter Proposals — To consider and vote upon eight separate proposals to approve by special resolution, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the following material differences between the current amended and restated memorandum and articles of association of AHPAC and the proposed new certificate of incorporation and bylaws of AHPAC (which will be renamed “Organogenesis Holdings Inc.” after consummation of the domestication):

3.     Proposal No. 3— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize that directors may only be removed for cause;

FOR                                       AGAINST                                             ABSTAIN

4.     Proposal No. 4— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize that only the Organogenesis Board, chairperson of the board of directors or chief executive officer may call a meeting of stockholders;

FOR                                       AGAINST                                             ABSTAIN

5.     Proposal No. 5— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize removal of the ability of stockholders to take action by written consent in lieu of a meeting;

FOR                                       AGAINST                                             ABSTAIN

6.     Proposal No. 6— To consider and vote upon an amendment to AHPAC’s existing organizational documents to require the affirmative vote of at least a majority of the voting power of ORGO’s then issued and outstanding shares of stock entitled to vote thereon to amend the proposed charter or the proposed bylaws;

FOR                                       AGAINST                                             ABSTAIN

7.     Proposal No. 7— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize the adoption of Delaware as the exclusive forum for certain stockholder litigation;

FOR                                       AGAINST                                             ABSTAIN

8.     Proposal No. 8— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize ORGO Sponsors and to engage in competitive businesses and renounce certain corporate opportunities offered to the ORGO Sponsors or any of their managers, officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than ORGO and its subsidiaries)  that are not expressly offered to them in their capacities as directors or officers of ORGO;

FOR                                       AGAINST                                             ABSTAIN

9.     Proposal No. 9— To consider and vote upon an amendment to AHPAC’s existing organizational documents to approve the authorized number of shares of ORGO common stock contained in the proposed certificate; and

FOR                                       AGAINST                                             ABSTAIN

10.  Proposal No. 10— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize other changes to the organizational documents resulting from the domestication and business combination, including changing the post-business combination corporate name from “Avista Healthcare Public Acquisition Corp.” to “Organogenesis Holdings Inc.” and removing certain provisions relating to our status as a blank-check company that will no longer apply upon consummation of the business combination.

FOR                                       AGAINST                                             ABSTAIN

11.  Proposal No. 11—The Cayman Charter Amendment Proposal—To consider and vote upon amendments to AHPAC's existing organizational documents to eliminate the limited period of time that AHPAC had to consummate the business combination, to eliminate any requirement to take certain actions as a result of the failure to complete a business combination in such limited period of time, and to ratify the actions of AHPAC and its directors in connection therewith;

FOR                                       AGAINST                                             ABSTAIN

12.  Proposal No. 12 — The Director Election Proposal — To consider and vote upon a proposal to elect eight directors to serve on the ORGO Board until the 2019 annual meeting of shareholders.

FOR                                       AGAINST                                             ABSTAIN

13.  Proposal No. 13 — The Management Incentive Plan Proposal — To consider and vote on a proposal to approve and adopt, assuming the Charter Proposal, the Domestication Proposal and the Business Combination Proposal are all approved and adopted, the Organogenesis 2018 Equity and Incentive Plan and the material terms thereunder.

FOR                                       AGAINST                                             ABSTAIN

14.  Proposal No. 14 — The NASDAQ Proposal — To consider and vote upon a proposal to approve, assuming the Charter Proposals, the Domestication Proposal and the Business Combination Proposal are all approved and adopted, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of AHPAC’s issued and outstanding ordinary shares (or issued and outstanding common stock following the domestication) to the stockholders of Organogenesis (the ‘‘Organogenesis Stockholders’’) in connection with the business combination and to participants in the equity financing and the exchange and the related change of control.

FOR                                       AGAINST                                             ABSTAIN

15.  Proposal No. 15 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals to be submitted for shareholder approval at the general meeting

FOR                                       AGAINST                                             ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES

RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: 2018
Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.